EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement (No. 333-_________) of Annaly Mortgage Management, Inc. on Form S-3 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of Annaly Mortgage Management, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
New York, New York
November 30, 2004